EXHIBIT 99.1

Luvu Brands Reports Fiscal 2021 Second Quarter and First Half Results

Reports Record First Half Net Sales of $11.1 million; Record Net Income of $1.8 million

Atlanta, Georgia, February 16, 2021 – Luvu Brands, Inc. (OTCQB: LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, today reported fiscal 2021 second quarter and first half results.

Fiscal Second Quarter 2021 Highlights

Three months ended December 31, 2020 as compared to the three months ended December 31, 2019

  Net sales increased 20% to a record $5.7 million from $4.8 million.
  Total gross profit of $1.6 million, up slightly from the prior year.
  Gross profit as a percentage of net sales at 27%; down from 32% in 2019.
  Operating expenses were relatively unchanged at $1,109,000.
  Income from operations was a record $457,000, up 10% from $414,000 in 2019.
  Net income of $1,465,000, or $0.02 per share, compared to a net income of $257,000, or $0.00 per share, in the prior year.

First Half Fiscal 2021 Highlights

Six months ended December 31, 2020 as compared to the six months ended December 31, 2019

  Net sales increased 25% to a record $11.1 million from $8.9 million.
  Total gross profit of $3.1 million, up 15% from $2.7 million in the prior year.
  Gross profit as a percentage of net sales at 28%; down from 30% in 2019.
  Operating expenses were $2.2 million, up 1.5% from the prior year.
  Income from operations was a record $893,000, up 69% from $528,000 in 2019.
  Net income of $1,794,000, or $0.02 per share, compared to a net income of $212,000, or $0.00 per share, in the prior year.
  Adjusted EBITDA was a record $2.1 million for the first half compared to $618,000 in the prior year first half.

Louis Friedman, Chairman and Chief Executive Officer, commented, “Even without the PPP loan forgiveness, we continued to deliver strong financial results for the second quarter and first half of fiscal 2021. Demand for Liberator and Jaxx products continued to be strong during the December quarter; Avana sales were limited by our production capacity. We recently purchased over $700,000 of new production equipment which we expect will increase our production capacity across all product lines.”

Fiscal Second Quarter 2021 Results

Net sales increased 20% to $5.7 million, compared to $4.8 million in the same year-ago quarter. Sales of Liberator products increased 25% to $2.5 million from $2.0 million in the prior year. Jaxx product sales totaled $1.7 million, up 45% from $1.2 million in the second quarter of the prior fiscal year. Avana products decreased 20% to $.8 million from $1.0 million in the prior year.

Gross profit for the second quarter totaled $1.6 million, compared to $1.5 million in the prior year second quarter. The Company experienced labor and raw material cost increases during the second quarter; gross profit as a percentage of net sales fell to 27% from 32% in the prior year second quarter.

Operating expenses were approximately 19% of net sales, or approximately $1,109,000, compared to 23% of net sales, or approximately $1,105,000, for the same period in the prior year.

Income from operations was $457,000 compared to $414,000 in the prior year.

Net income for the quarter was $1,465,000, or $0.02 per share, compared to net income of $257,000, or $0.00 per share in the prior year second quarter.

Secured and unsecured debt decreased from $3.5 million on June 30, 2020 to $2.3 million on December 31, 2020 and the working capital deficit improved from $1.4 million to $.6 million.

Conference Call

Management will host a conference call at 12:00 p.m. EDT (11:00 a.m. CDT; 9:00 a.m. PDT) on Tuesday, February 16, 2021 to review the results for the second quarter and six months. To listen and participate in the call, please register on this weblink https://www.webcaster4.com/Webcast/Page/2527/40025. After the formal presentation, there will be a Q&A session. Shareholders and other interested parties may ask questions through either the weblink or by calling 877-407-0778. The replay of the call will remain available on the Company’s investor relations website, www.luvubrands.com, until May 14, 2021.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 as filed with the Securities and Exchange Commission (the "SEC") on October 1, 2020 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Luvu Brands, Inc. and are difficult to predict. Luvu Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms is not part of this press release.

Use of Non-GAAP Financial Measures

Luvu Brands’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. As used herein, Adjusted EBITDA represents net income before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense. Management believes that this non-GAAP measures provide useful information about the Company's operating results.  Adjusted EBITDA has not been prepared in accordance with GAAP. This non-GAAP financial measure should not be considered as alternative to, or more meaningful than, net income (loss) as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this press release a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

About Luvu Brands

Luvu Brands, Inc. designs, manufactures and markets a portfolio of consumer lifestyle brands through the Company’s websites, online mass / drug merchants and specialty retail stores worldwide. Brands include: Liberator®, a brand category of iconic products for enhancing sensuality and intimacy; Avana®, inclined bed therapy products, assistive in relieving medical conditions associated with acid reflux, surgery recovery and chronic pain; and Jaxx®, a diverse range of casual fashion daybeds, sofas and beanbags made from virgin and our re-purposed polyurethane foam trim. Headquartered in Atlanta, Georgia, the Company occupies a 140,000 square foot vertically-integrated manufacturing facility and employs over 200 people. The Company's brand sites include: www.liberator.com, www.jaxxliving.com, www.avanacomfort.com plus other global e-commerce sites. For more information about Luvu Brands, please visit www.luvubrands.com.

Company Contact:

Luvu Brands, Inc.

Ronald Scott

Chief Financial Officer

770-246-6426

ron@LuvuBrands.com

Fiscal 2021 Second Quarter and First Half Results

LUVU BRANDS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

 (unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
	(in thousands, except share data)
Net Sales	$5,714	$4,779	$11,081	$8,874
Cost of goods sold	4,148	3,260	8,027	6,217
Gross profit	1,566	1,519	3,054	2,657
Operating expenses
Advertising and promotion	120	116	189	196
Other selling and marketing	270	317	537	634
General and administrative	668	633	1,332	1,220
Depreciation and amortization	51	39	103	79
Total operating expenses	1,109	1,105	2,161	2,129
Income from operations	457	414	893	528
Other Income (Expense):
Gain on forgiveness of SBA loan	1,096	—	1,096	—
Interest expense and financing costs	(88)	(157)	(195)	(316)
Total Other Income (Expense)	1,008	(157)	901	(316)
Income before income taxes	1,465	257	1,794	212
Provision for income taxes	—	—	—	—
Net income	$1,465	$257	$1,794	$212
Net income per share:
Basic	$0.02	$0.00	$0.02	$0.00
Diluted	$0.02	$0.00	$0.02	$0.00

Shares used in computing net income per share
Basic	73,682,551	73,452,596	73,567,574	73,452,596
Diluted	74,050,847	74,201,194	74,550,249	74,243,627

LUVU BRANDS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	December 31,
	2020	June 30,
	(unaudited)	2020
Assets:	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$1,015	$1,152
Accounts receivable, net	915	1,135
Inventories, net	2,490	1,985
Prepaid expenses	87	55
Total current assets	4,507	4,327

Equipment, property and leasehold improvements, net	1,276	938
Finance lease assets	33	—
Operating lease assets	2,684	165
Other assets	24	17
Total assets	$8,524	$5,447

Liabilities and stockholders’ equity (deficit):
Current liabilities:
Accounts payable	$2,524	$2,435
Current debt	1,855	2,007
Current portion of PPP loan	—	482
Other accrued liabilities	470	623
Operating lease liability	247	199
Total current liabilities	5,096	5,746

Noncurrent liabilities:
Long-term debt	444	361
PPP loan	—	614
Long-term operating lease liability	2,437	—
Total noncurrent liabilities	2,881	975
Total liabilities	7,977	6,721
Commitments and contingencies (See Note 16)	—	—
Stockholders’ equity (deficit):
Preferred stock, 5,700,000 shares authorized, $0.0001 par value none issued and outstanding	—	—
Series A Convertible Preferred stock, 4,300,000 shares authorized $0.0001 par value, 4,300,000 shares issued and outstanding with a liquidation preference of $1,000 at December 31, 2020 and June 30, 2020	—	—
Common stock, $0.01 par value, 175,000,000 shares authorized, 75,037,890 and 73,452,596 shares issued and outstanding at December 31, 2020 and June 30, 2020, respectively	750	735
Additional paid-in capital	6,159	6,147
Accumulated deficit	(6,362)	(8,156)
Total stockholders’ equity (deficit)	547	(1,274)
Total liabilities and stockholders’ equity (deficit)	$8,524	$5,447

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of net income to Adjusted EBITDA for the six months ended December 31, 2020 and 2019:

(Dollars in thousands)	Six months ended December 31,
	2020	2019
Net income	$1,794	$212
Plus interest expense, net	195	316
Plus depreciation and amortization expense	103	79
Plus stock-based compensation	8	11
Adjusted EBITDA	$2,100	$618